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                                                                  Exhibit 24(a)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports, dated November 20, 1995, included in the Company's annual report on Form 10-K for the year ended September 30, 1995 and to all references to our Firm included in this registration statement.



                                        /s/ Arthur Andersen LLP


Boston, Massachusetts
October 11, 1996